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                                                                    Exhibit 4.4


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                    SECURITY AND PLEDGE AGREEMENT


                                among

             ATLANTIC EXPRESS TRANSPORTATION GROUP INC.,
               ATLANTIC EXPRESS TRANSPORTATION CORP.,
                     CERTAIN OF ITS SUBSIDIARIES
                            PARTY HERETO


                                 and


                        THE BANK OF NEW YORK,
                    as Trustee and Secured Party


                    Dated as of February 4, 1997.

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                          SECURITY AND PLEDGE AGREEMENT

            THIS SECURITY AND PLEDGE AGREEMENT, dated as of February 4, 1997 (the "Security Agreement"), is entered into among ATLANTIC EXPRESS TRANSPORTATION GROUP INC. (together with its successors and assigns, "AETG"), ATLANTIC EXPRESS TRANSPORTATION CORP., a New York corporation and a subsidiary of AETG (together with its successors and assigns, the "Company"), the subsidiaries of the Company that are party hereto (collectively, together with their permitted successors and assigns, the "Restricted Subsidiaries"), and THE BANK OF NEW YORK, as the trustee under the Indenture (defined below) for the benefit of the holders of the Notes (defined below) (together with its successors and assigns, "Secured Party").

            NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and in the Indenture, the parties hereto agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Defined Terms. As used herein, capitalized terms defined in the Indenture and not otherwise defined herein are used herein as so defined. All terms defined in the UCC (defined below) and not otherwise defined herein or in the Indenture shall have the meanings assigned to them in the UCC.

            "Accounts" shall mean all present and future rights of the Company and each Restricted Subsidiary to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

            "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean, with respect to any
Person: (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; (ii) in the case of a corporation, beneficial ownership of 10% or more of any class of Capital Stock of such Person; and (iii) in the case of an individual, (A) members of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, as in effect on the date hereof), and (B) trusts, any trustee or beneficiary of which is such Person or members of such Person's

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immediate family. Notwithstanding the foregoing definitions, none of Jefferies &
Company, Inc. and its Affiliates shall be considered Affiliates of the Company or any of its Subsidiaries.

            "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interest (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Collateral" shall have the meaning assigned to it in Article II hereof.

            "Indenture" shall mean the Indenture, dated February 4, 1997, among the Company, the Restricted Subsidiaries and the Secured Party.

            "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated February 4, 1997, between the Lender and the Secured Party.

            "Inventory" shall mean all of the Company's and each Restricted Subsidiary's now owned and hereafter existing or acquired inventory consisting of fuel and oil and other supplies used or useful in the business of the Company and each Restricted Subsidiary and spare parts for vehicles, wherever located.

            "Lender" shall mean Congress Financial Corporation, as lender under the Loan Agreement.

            "Loan Agreement" shall mean the Loan and Security Agreement, dated February 4, 1997, among the Lender, certain subsidiaries of the Company, as borrowers, and the Company, as guarantor.

            "Majority Holders" shall mean the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes.

            "Notes" shall mean the 10 3/4% Senior Secured Notes due 2004 of the Company, in the aggregate principal amount of $110,000,000.

            "Person" or "person" shall mean and include any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended) limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint


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venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

            "Purchase Agreement" shall mean the Purchase Agreement, dated January 30, 1997, among the Company, AETG, Jefferies & Company, Inc., as the purchaser, and each Restricted Subsidiary.

            "Records" shall mean all of the present and future books of account of every kind or nature of the Company and each Restricted Subsidiary, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of the Company or any Restricted Subsidiary with respect to the foregoing maintained with or by any other person).

            "Secured Parties" shall mean the collective reference to the Secured Party and each Holder of the Notes.

            "Securities" shall have the meaning assigned to it in Article II hereof.

            "Stockholders' Agreement" shall mean the Stockholders' Agreement, dated as of February 28, 1994, by and among AETG and each of the parties signatory thereto, as amended by the First Amendment to the Stockholders' Agreement, dated as of January 30, 1997, among AETG and each of the parties signatory thereto.

            "Subsidiary" shall mean with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof); provided, however, that for the purposes of this Security Agreement, Atlantic North Casualty Company shall not be considered a Subsidiary of the Company except as otherwise expressly provided herein.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

            "Voting Stock" shall mean, with respect to any Person: (a) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers, or trustees of such Person (irrespective of whether or not at the time Capital Stock of any


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other class or classes has or might have voting power by reason of the happening of any contingency); and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

                                   ARTICLE II

                           GRANT OF SECURITY INTERESTS

            2.1 Security Interest. As security for the prompt and complete payment and performance in full of all the Obligations, the Company and the Restricted Subsidiaries hereby grants to the Secured Party, for the benefit of itself and the Holders, a security interest in and continuing lien on, all of their right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being the "Non-Security Collateral"):

      (i) Accounts;

      (ii) subject to the final paragraph of this Section 2.1, all present and future contract rights (including, without limitation, all rights under service contracts pursuant to which the Company or any Restricted Subsidiary renders its services to its customers, which rights shall include any and all rights to all retainages which may arise thereunder), general intangibles (including, but not limited to, tax and duty refunds, patents, trade secrets, trademarks, service marks, copyrights, trade names, applications and registrations for the foregoing, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties;

      (iii) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of the Company or any Restricted Subsidiary now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of the Company or any Restricted Subsidiary, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Non-Security Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Non-Security Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or


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instruments with respect to, or otherwise representing or evidencing, Accounts or other Non-Security Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

      (iv) Inventory;

      (v) Records; and

      (vi) all products and proceeds of the foregoing, in any form, including without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

            In no event shall the Secured Party's security interest in a contract or agreement of the Company or any Restricted Subsidiary be deemed to be a present assignment, transfer, cponveyance, subletting or other disposition (an "Assignment") of such contract or agreement to the Secured Party within the meaning of any provision in such contract or agreement prohibiting, or requiring any consent or establishing any other conditions for, an assignment thereof by the Company or any Restricted Subsidiary. The Secured Party acknowledges that any sale, transfer or Assignment of any such contract or agreement upon the enforcement of the Secured Party's security interest therein would be subject to the terms of such contract or agreement governing Assignment, except as otherwise provided in Section 9-318 of the UCC. The Secured Party's security interest in each contract or agreement of the Company or any Restricted Subsidiary shall attach from the date hereof to all of the following, whether now existing or hereafter arising or acquired: (i) all of the Company's and each Restricted Subsidiary's Accounts and general intangibles for money due or to become due arising under such contract or agreement; (ii) all proceeds paid or payable to the Company or any Restricted Subsidiary from any sale, transfer or assignment of such contract or agreement and all rights to receive such proceeds; and (iii) all other rights and interests of the Company or any Restricted Subsidiary in, to and under such contract or agreement to the fullest extent that attachment thereto would not be a violation of such contract or agreement directly or indirectly entitling a party thereto (other than the Company or any Restricted Subsidiary or Affiliate thereof) to a legally enforceable right to terminate such contract or agreement.

            2.2 Pledge. As security for the prompt and complete payment and performance in full of all the Obligations, each of AETG, the Company and each Restricted Subsidiary hereby pledges, assigns, transfers, sets over and delivers unto the Secured Party, for the benefit of itself and the Holders, and hereby grants to the Secured Party, for the benefit of itself and the Holders, a continuing security interest in all of the right, title and interest of AETG, the Company or any Restricted


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Subsidiary in, to and under any and all of the following described property, rights and interests, whether now owned or hereafter acquired:

      (i) the issued and outstanding shares of capital stock of the Company and the Subsidiaries identified on Schedule I hereto as owned by AETG and the Company, respectively, on the date hereof and all shares of capital stock of the Company and the Subsidiaries acquired by AETG, the Company or any Restricted Subsidiary after the date hereof (collectively, the "Pledged Stock") and all certificate(s) representing such capital stock; and

            2.3 all proceeds and products of the Pledged Stock and such other additional property, including without limitation dividends, distributions, cash, instruments and other property or securities, now or hereafter at any time or from time to time received or receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Stock and such other additional property (together with the Pledged Stock, the "Securities" and, the Securities together with the Non-Security Collateral, the "Collateral");

TO HAVE AND TO HOLD the Securities, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Secured Party and their respective successors and assigns.

                             ARTICLE III

                   REPRESENTATIONS AND WARRANTIES

            Each of AETG, the Company and each Restricted Subsidiary hereby jointly and severally represents and warrants to the Secured Party, which representations and warranties shall survive execution and delivery of this Security Agreement, as follows:

            3.1 Validity, Perfection and Priority. (a) The security interests in the Collateral granted to the Secured Party hereunder constitute valid and continuing security interests in the Collateral.

                  (b) The security interests in the Collateral granted to the Secured Party hereunder will constitute perfected security interests therein, to the extent that such security interests may be perfected by the actions described in subsection (i), (ii) and (iii), superior and prior to all Liens and rights or claims of all other Persons, subject only to the terms of the Intercreditor Agreement upon (i) the filing of financing statements naming the Company or any Restricted Subsidiary as "debtor" and the Secured Party as "secured party" and describing the Non-Security Collateral in the filing offices set forth on Schedule


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II hereto, (ii) to the extent not subject to Article 9 of the Uniform Commercial
Code in any applicable jurisdiction, the recordation of the security interests granted hereunder in patents, trademarks and copyrights in the applicable patent, trademark and copyright registries and the registration of all copyrights, and (iii) the delivery of certificates and instruments evidencing all of the Securities identified on Schedule I hereto to the Secured Party, indorsed in blank or accompanied by undated stock powers duly executed in blank, as the case may be, with respect thereto.

            3.2 No Liens; Other Financing Statements. (a) Except for the Lien granted to the Secured Party hereunder and the Lien granted to the Lender under the Loan Agreement, the Company and each Restricted Subsidiary owns and, as to all Collateral whether now existing or hereafter acquired will continue to own, each item of the Collateral free and clear of all Liens, rights and claims, and the Company and each Restricted Subsidiary shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party on the Collateral entitled to priority therein under applicable law.

                  (b) No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file and is effective in any public office other than (i) financing statements filed or to be filed in connection with the security interests granted to the Secured Party hereunder,
(ii) financing statements filed in connection with the Loan Agreement, and (iii) financing statements for which proper, executed termination statements have been delivered to the Secured Party for filing.

            3.3 Chief Executive Office. The chief executive office of the Company and each Restricted Subsidiary is 7 North Street, Staten Island, New York 10302. The originals of the Records are located at such chief executive office of the Company. All Records are maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from the chief executive office or other offices identified on Schedule III as such.

            3.4 Location of Inventory. All Inventory is kept only at (or shall be in transit to) the locations listed on Schedule III hereto. None of such Inventory is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or other Person.

            3.5 Tradenames; Prior Names. The only names under which the Company or any Restricted Subsidiary has conducted business during the last five years are as set forth on Schedule IV hereto.


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            3.6 Pledged Securities. (a) AETG and the Company are the legal, record and beneficial owners of, and have good title to, the Securities listed on Schedule I hereto and such Securities are not subject to any put, call, option or other right in favor of any other Person whatsoever, (b) except for the capital stock of the Subsidiaries of AETG that are not engaged in the transportation business, the Securities listed on Schedule I hereto constitute all of the capital stock or other ownership or equity interests owned legally or beneficially by AETG, the Company or any Restricted Subsidiary and all other instruments in which AETG, the Company or any Restricted Subsidiary has a legal or beneficial ownership interest on the date hereof, (c) neither AETG, the Company, nor any Restricted Subsidiary has options or other rights to acquire any capital stock or other ownership or equity interests of any other Person,
(d) neither AETG, the Company nor any Restricted Subsidiary is a party to or bound by any agreement with any other Person (including, without limitation, any Subsidiary or any other stockholder of any Subsidiary) that restricts the ability of AETG, the Company or any Restricted Subsidiary to vote, transfer or dispose of any capital stock or any of the other Securities, except for such restrictions on AETG under the Stockholders' Agreement, (e) other than the consent of the Commissioner of the Vermont Department of Banking, Insurance, Securities and Health Care Administration (the "Vermont Department") for the pledge, voting, and the exercise of other corporate rights by the Secured Party, whether in connection with the exercise of remedies pursuant to this Security Agreement or otherwise, with respect to the shares of capital stock of Atlantic North Casualty Company pledged hereunder, which consent for the pledge of Securities hereunder has already been obtained, no consent of any other Person is required to be obtained in connection with the pledge of any of the Securities or the consummation of the other transactions contemplated hereby, including, without limitation, the exercise by the Secured Party of the voting or other rights provided for in this Security Agreement with respect to the Securities or the remedies in respect of the Securities provided pursuant to this Security Agreement, and (f) all of the Securities listed on Schedule I have been duly and validly issued, and are fully paid and nonassessable.

            3.7 Receivables.

                  (a) Each Account arises from the actual and bonafide sale and delivery of goods by the Company or a Restricted Subsidiary or rendition of services by the Company or a Restricted Subsidiary in the ordinary course of its business which transactions are completed in all material respects with those terms and provisions contained in any document related thereto.

                  (b) The representations and warranties contained in this Section shall be deemed to be repeated by the Company and each Restricted Subsidiary as of the time when each Account arises.


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            3.8 Intellectual Property. (a) Schedule IV sets forth (i) all United
States, state and foreign registrations of and applications for patents, trademarks, servicemarks and copyrights of the Company and each Restricted Subsidiary and (ii) all patent licenses, trademark and servicemark licenses and copyright licenses material to the business of the Company and the Restricted Subsidiaries; and

                  (b) the Company and each Restricted Subsidiary owns, or has valid rights to use, all patents, trademarks, trade secrets, copyrights, and similar intellectual property rights material to the business of the Company and the Restricted Subsidiaries and used in the conduct of the Company's or any Restricted Subsidiary's business.

            3.9 Basic Representations and Warranties. Each of AETG, the Company and each Restricted Subsidiary (a) is duly organized and validly existing in good standing (except in the case of the Restricted Subsidiaries identified on Schedule 3.9 hereto, where the failure to be in good standing would not, in the aggregate, have a Material Adverse Effect (as defined in the Purchase Agreement)) under the laws of the jurisdiction of its formation or other jurisdiction in which it is qualified to do business; (b) has the power and authority to execute, deliver and carry out the terms and provisions of this Security Agreement and consummate the transactions contemplated hereby; (c) has taken all necessary action to authorize the execution, delivery and performance of this Security Agreement and the consummation of the transactions contemplated hereby; and (d) has duly executed and delivered this Security Agreement. This Security Agreement constitutes each such party's legal, valid and binding obligation, enforceable against each such party in accordance with its terms.

                                   ARTICLE IV

                                    COVENANTS

            Each of AETG, the Company and each Restricted Subsidiary jointly and severally, covenants and agrees with the Secured Party that from and after the date of this Security Agreement:

            4.1 Further Assurances. Each of AETG, the Company and each Restricted Subsidiary will from time to time at its own expense, promptly execute, deliver, file and record all further instruments, indorsements and other documents, and take such further action as the Secured Party may deem necessary or desirable in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted, including, without limitation, the following:


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                  (i) the filing of any financing statements, in form acceptable to the Secured Party under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby (and each of AETG, the Company and each Restricted Subsidiary hereby (x) authorizes the Secured Party to file any such financing statement without its respective signature to the extent permitted by applicable law and (y) agrees that a photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law); and

                  (ii) furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may request, all in reasonable detail and in form satisfactory to the Secured Party.

            4.2 Change of Name, Identity, Corporate Structure, Chief Executive Office, or Location of Inventory. Neither the Company nor any Restricted Subsidiary will change its name, identity, corporate structure or the location of its chief executive office or location of its Inventory without (i) giving the Secured Party at least thirty (30) days' prior written notice clearly describing such new name, identity, corporate structure or new location and providing such other information in connection therewith as the Secured Party may reasonably request, and (ii) taking all action reasonably satisfactory to the Secured Party as the Secured Party may reasonably request to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect. All Accounts and Records of the Company and each Restricted Subsidiary will continue to be maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office or a location identified as a location at which Accounts or Records are maintained, controlled and directed on Schedule III, or such new locations as the Company or any Restricted Subsidiary may establish in accordance with this Section 4.2.

            4.3 Maintain Records. The Company and each Restricted Subsidiary will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, the originals of all documentation with respect to all Accounts and records of all payments received and all credits granted on the Accounts, and all other dealings therewith.

            4.4 Right of Inspection. The Secured Party shall at all times have full and free access during normal business hours


                                       10
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and upon reasonable notice to all the books, correspondence and records of AETG, the Company and each Restricted Subsidiary, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each of AETG, the Company and each Restricted
Subsidiary agrees to render the Secured Party at the cost and expense of AETG, the Company and the Restricted Subsidiaries, such clerical and other assistance as may be reasonable requested with regard thereto.

            4.5 Payment of Obligations. AETG, the Company and each Restricted Subsidiary will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies and services) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve, in the sole opinion of the Secured Party, any material danger for the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the books of AETG, the Company or the applicable Restricted Subsidiary, as the case may be, in accordance with GAAP.

            4.6 Negative Pledge. None of AETG, the Company nor any Restricted Subsidiary will create, incur or permit to exist, and each of them will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby, Liens in favor of the Lender under the Loan Agreement and Permitted Liens.

            4.7 Limitations on Dispositions of Collateral. None of AETG, the Company nor any Restricted Subsidiary will sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted in the Indenture.

            4.8 Subsequently Acquired Securities, etc. If at any time or from time to time after the date hereof, AETG, the Company or any Restricted Subsidiary shall acquire any additional Securities (by purchase, stock dividend, in lieu of interest or otherwise), AETG, the Company or such Restricted Subsidiary, as the case may be, will forthwith pledge and deposit such Securities with the Secured Party and deliver to the Secured Party certificates or instruments therefor, indorsed in blank or accompanied by undated stock powers duly executed in blank, and such other documentation required by the Secured Party to perfect its first-priority Lien therein.

            4.9 Performance by the Secured Party of the Obligations of AETG, the Company or any Restricted Subsidiary; Reimbursement. If AETG, the Company or any Restricted Subsidiary fails to perform or comply with any of its agreements contained


                                       11
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herein, the Secured Party may, without consent by AETG, the Company or any
Restricted Subsidiary, but upon notice to the Company reasonably given, perform or comply or cause performance or compliance therewith, and the expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum borne by the Notes, shall be payable by AETG, the Company and the Restricted Subsidiaries to the Secured Party on demand and such reimbursement obligation shall be secured hereby.

            4.10 No Impairment. Except as expressly permitted herein or in the Indenture, neither AETG, the Company nor any Restricted Subsidiary will take or knowingly permit to be taken any action which could impair the Secured Party's rights in the Collateral.

            4.11 Insurance. Except as otherwise permitted by the terms of the Indenture, (a) AETG, the Company and each Restricted Subsidiary will maintain, with financially sound and reputable insurers acceptable to the Secured Party and licensed to do business in each state in which any of the Collateral covered by any policy is located, insurance with respect to the Collateral and its use, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, similarly situated, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances, similarly situated. All policies of insurance shall (i) name the Secured Party as additional insured (with respect to liability insurance policies) or loss payees with a lender's loss payable endorsement, in each case as their respective interests may appear, (ii) include waivers by the insurer of all claims for insurance premiums against the Secured Party, (iii) provide that any losses shall be payable to the Secured Party notwithstanding (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by AETG, the Company, or the Secured Party, (B) any foreclosure or other proceedings or notice of sale relating to any Collateral insured thereunder, or (C) any change in the title to or ownership of any Collateral insured thereunder, and (iv) provide that no cancellation, termination or lapse in coverage thereof shall be effective until at least 30 days after receipt by the Secured Party of written notice thereof.


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

                                    ARTICLE V

                                POWER OF ATTORNEY

            AETG, the Company and each Restricted Subsidiary hereby irrevocably constitute and appoint the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of AETG, the Company and each Restricted Subsidiary and in the name of AETG, the Company and each Restricted Subsidiary, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action, and to execute in any appropriate manner any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement.

            AETG, the Company and each Restricted Subsidiary hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                                   ARTICLE VI

                          REMEDIES; RIGHTS UPON DEFAULT

            6.1 Voting, etc. (a) Unless and until an Event of Default shall have occurred and be continuing under the Indenture, AETG, the Company and the Restricted Subsidiaries shall be entitled to (i) receive all cash dividends, interest and other payments made upon or with respect to the Securities and (ii) vote any and all of the Securities and to give consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken that would violate or be inconsistent with any of the terms of this Security Agreement, the Purchase Agreement or the Indenture or any other instrument or agreement relating to the Obligations, or that would have the effect of impairing the position or interests of the Secured Party hereunder or thereunder or that would authorize or effect actions prohibited under the terms of this Security Agreement, the Purchase Agreement, the Indenture or any instrument or agreement relating to the Obligations. Upon the occurrence and during the continuance of any Event of Default, all such rights to vote and to give consents, waivers and ratifications shall cease upon notice from the Secured Party. AETG, the Company and each Restricted Subsidiary hereby grants to the Secured Party an irrevocable proxy to vote the Securities, which proxy shall be effective immediately upon the occurrence and during the continuance of an Event of Default. After the occurrence and during the continuance of an Event of Default and upon request of the Secured Party, AETG, the Company and each Restricted Subsidiary agree to deliver to the Secured Party such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Securities as the Secured Party may request.

            (b) If an Event of Default shall occur and be continuing under the Indenture, the Secured Party shall be entitled to (i) on notice to the Company, receive all cash dividends, interest and other payments made upon or with respect to the Securities; (ii) exercise all voting, corporate and other rights pertaining to all or any portion of the Securities at any meeting of the shareholders of the issuer thereof or otherwise pursuant to the irrevocable proxy granted to it by the Company or any Subsidiary herein and (iii) the Secured Party may register all or any portion of the Securities in the name of the Secured Party or its nominee, and the Secured Party or its nominee may thereafter exercise all voting, corporate and other rights pertaining to such Securities at any meeting of shareholders of the issuer thereof or otherwise and any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the issuer thereof, or upon the exercise by the Company, its Subsidiaries or the Secured Party of any right, privilege or option pertaining to such Securities, and in connection therewith, the right to deposit and deliver any and all of such Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to the Company and its Subsidiary to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. The Secured Party hereby acknowledges that (i) the rights contained herein regarding voting, corporate and other rights pertaining to the capital stock of Atlantic North Casualty Company are subject in all cases to the prior approval of the Commissioner of the Vermont Department and (ii) such stock may not be registered.

            6.2 Rights and Remedies Generally. (a) If an Event of Default shall occur and be continuing, then and in every such case, the Secured Party shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and all the rights set forth with respect to the Collateral or this Security Agreement in any other agreement between the parties.

                  (b) If an Event of Default occurs and is continuing, the Secured Party may, and within three Business Days after instructions from the Majority Holders shall, commence the taking of such actions toward collection or enforcement of this Security Agreement and the Collateral (or any portion thereof), including, without limitation, action toward foreclosure upon any Collateral, as the Secured Party deems in its discretion to be appropriate or as otherwise instructed by the Majority Holders. The Secured Party hereby acknowledges that taking any action toward collection or enforcement of its rights with respect to the capital stock of Atlantic North Casualty Company is subject to the supervision and approval of the Commissioner of the Vermont Department.

            6.3 Assembly of Collateral. If an Event of Default shall occur and be continuing, upon five days notice to AETG, the Company and each Restricted Subsidiary, AETG, the Company or any such Restricted Subsidiary shall, at its own expense, assemble the Collateral (or from time to time any portion thereof) and make it available to the Secured Party at any place or places designated by the Secured Party which is reasonably convenient to both parties.

            6.4 Disposition of Collateral. The Secured Party will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to foreclose on the Collateral following an Event of Default. The Secured Party will give AETG, the Company and each Restricted Subsidiary reasonable notice of the time and place of any public sale of the Collateral or any part thereof or of the time after which any private sale or any other intended disposition thereof is to be made. AETG, the Company and each Restricted Subsidiary agrees that the requirements of reasonable notice to it shall be met if such notice is mailed, postage prepaid to its address specified in Section 7.3 of this Security Agreement (or such other address that AETG, the Company or any Restricted Subsidiary may provide to the Secured Party in writing) at least ten (10) days before the time of any public sale or after which any private sale may be made.

            6.5 Proceeds. If an Event of Default shall occur and be continuing,
(i) all proceeds and distributions on the Collateral received by AETG, the Company or any Restricted Subsidiaries shall be held in trust for the Secured Party, segregated from other funds of AETG, the Company and the Restricted Subsidiaries in a separate deposit account containing only such proceeds and distributions, and shall forthwith upon receipt thereof, be turned over to the Secured Party in the same form received (appropriately indorsed or assigned to the order of the Secured Party or in such other manner as shall be satisfactory to the Secured Party) and (ii) any and all such proceeds and distributions received by the Secured Party (whether from AETG, the Company or any Restricted Subsidiary or otherwise), or any part thereof, may, in the sole discretion of the Secured Party, be held by the Secured Party in a separate account as Collateral hereunder and/or then or at any time or from time to time thereafter, be applied by the Secured Party against the

Obligations (whether matured or unmatured) and related expenses, including attorney's fees as provided in Section 6.8 below.

            6.6 Registration Rights; Private Sales.

                  (a) If the Secured Party shall determine to exercise its rights to sell any or all of the Securities, and if in the opinion of the Secured Party it is necessary or advisable to have the Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), each of AETG, the Company and each Restricted Subsidiary will use its reasonable best efforts to cause the issuer thereof to, (i) execute and deliver, and cause the directors and officers of the issuer thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Secured Party, necessary to register the Securities, or that portion thereof to be sold, under the provisions of the Securities Act and, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of three years from the date of the first public offering of the Securities, or that portion thereof to be sold, (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (iv) comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Secured Party shall designate and (v) make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Each of AETG, the Company and each Restricted Subsidiary
(i) recognizes that the Secured Party may be unable to effect a public sale of any or all the Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof and (ii) acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner by virtue of such sale having been private. The Secured Party shall be under no obligation to delay a sale of any of the Securities for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer thereof would agree to do so.

                  (c) Each of AETG, the Company and each Restricted Subsidiary further agrees (i) to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Securities pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable requirements of law and (ii) that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the Secured Party and the Holders, that the Secured Party and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 shall be specifically enforceable against AETG, the Company, and the Restricted Subsidiaries and each such person hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

            6.7 Recourse. AETG, the Company and the Restricted Subsidiaries shall jointly and severally pay or remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Obligations. AETG, the Company and the Restricted Subsidiaries shall also be jointly and severally liable for all expenses of the Secured Party incurred in connection with collecting such deficiency, including, without limitation, the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

            6.8 Expenses; Attorneys Fees. AETG, the Company and the Restricted Subsidiaries shall jointly and severally pay or reimburse the Secured Party for all its expenses in connection with the exercise of its rights hereunder, including, without limitation, (i) all reasonable attorneys' fees and legal expenses incurred by the Secured Party and (ii) all filing fees and related expenses contemplated by Section 4.1 hereof. Expenses of retaking, holding, preparing for sale, selling or the like shall include the reasonable attorneys' fees and legal expenses of the Secured Party. All such expenses shall be secured hereby.

            6.9 Limitation on Duties Regarding Preservation of Collateral. (a) The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account.

                  (b) The Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Collateral.

                  (c) Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

                                   ARTICLE VII

                                  MISCELLANEOUS

            7.1 Indemnity. Each of AETG, the Company and each Restricted Subsidiary agrees jointly and severally to indemnify, reimburse and hold the Secured Party and its officers, directors, employees, representatives and agents ("Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs or expenses or disbursements (including reasonable attorneys' fees and expenses) for whatsoever kind or nature ("Losses") which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Security Agreement or the transactions contemplated hereby, except to the extent that such Losses are caused by the gross negligence or wilful misconduct of such Indemnitees. The obligations of AETG, the Company and each Restricted Subsidiary under this Section shall be secured hereby and shall survive payment and performance or discharge of the Obligations and the termination of this Security Agreement.

            7.2 Governing Law. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS).

            7.3 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, or in the case of a nationally recognized overnight courier service, one business day after delivery to such courier service, addressed, in the case of each party hereto as follows: c/o Atlantic Express Transportation Corp., 7 North Street, Staten Island, New York 10302-1205, telecopy number: (718)442-5105, or to such other address as may be designated by any party in a written notice to the other party hereto, with a copy to Silverman, Collura & Chernis, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016, telecopy number (212) 779-8858, Attention: Peter Silverman.

            7.4 Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of AETG, the Company and each Restricted Subsidiary, the Secured Party, all future holders of the Obligations and their respective successors and assigns, except that AETG, the Company and each Restricted Subsidiary may not assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Secured Party.

            7.5 Waivers and Amendments. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the terms of Article IX of the Indenture. In the case of any waiver, AETG, the Company, each Restricted Subsidiary and the Secured Party shall be restored to their former position and rights hereunder and under the outstanding Obligations, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            7.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder and no course of dealing among AETG, the Company, each Restricted Subsidiary and the Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as the Secured Party deems expedient and are not exclusive of any rights or remedies which the Secured Party would otherwise have whether by security agreement or now or hereafter existing under applicable law. No notice to or demand on AETG, the Company and each Restricted Subsidiary in any case shall entitle AETG, the Company and each Restricted Subsidiary to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or future action in any circumstances without notice or demand.

            7.7 Termination; Release. When the Obligations have been indefeasibly paid and performed in full this Security Agreement shall terminate, and the Secured Party, at the request and sole expense of AETG, the Company and each Restricted Subsidiary, will execute and deliver to AETG, the Company and each Restricted Subsidiary the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the AETG, the Company and each Restricted Subsidiary, without recourse, representation or warranty of any kind whatsoever, such of the Collateral and Securities as may be in possession of the

Secured Party and has not theretofore been disposed of, applied or released.

            7.8 Headings Descriptive. The headings of the several sections and subsections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

            7.9 Severability. In case any provision in or obligation under this Security Agreement or the Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            7.10 Additional Restricted Subsidiaries. Each new Restricted Subsidiary of the Company shall become a party to this Security Agreement for purposes of this Security Agreement upon execution and delivery by such Restricted Subsidiary of an addendum to this Security Agreement in the form of Annex 1 hereto.

            7.11 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

            IN WITNESS WHEREOF, the parties hereto have caused this Security and Pledge Agreement to be duly executed and delivered as of the date first above written.

ATLANTIC EXPRESS TRANSPORTATION              ATLANTIC EXPRESS TRANSPORTATION
  GROUP INC.                                   CORP.


By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer


AMBOY BUS CO., INC.                          COURTESY BUS CO., INC.

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer


STATEN ISLAND BUS, INC.                      K. CORR, INC.

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer


RAYBERN CAPITAL CORP.                        RAYBERN EQUITY CORP.

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer

METROPOLITAN ESCORT SERVICE, INC.            METRO AFFILIATES, INC.

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer


MERIT TRANSPORTATION CORP.                   MIDWAY LEASING INC.

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer


TEMPORARY TRANSIT SERVICE, INC.              BROOKFIELD TRANSIT INC.

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer


ATLANTIC-HUDSON, INC.                        ATLANTIC PARATRANS, INC.

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer


180 JAMAICA CORP.                            BLOCK 7932, INC.

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer

ATLANTIC EXPRESS COACHWAYS, INC.             ATLANTIC-CONN. TRANSIT, INC.

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer


ATLANTIC EXPRESS OF PENNSYLVANIA, INC.       ATLANTIC EXPRESS OF MISSOURI INC.

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer


ATLANTIC PARATRANS OF KENTUCKY INC.          G.V.D. LEASING CO., INC.

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer


RAYBERN BUS SERVICE, INC.                    THE BANK OF NEW YORK, as Trustee
                                             and Secured Party

By: /s/ Domenic Gatto                        By: /s/ Domenic Gatto
   -------------------------------              -------------------------------
Name: Domenic Gatto                          Name: Domenic Gatto
Title: President, Chief Executive            Title: President, Chief Executive
       Officer                                      Officer

                                                              Annex A

              ADDENDUM TO SECURITY AND PLEDGE AGREEMENT

            The undersigned, [INSERT NAME OF NEW RESTRICTED SUBSIDIARY], a corporation:

            (i) agrees to all of the provisions of the Security and Pledge Agreement, dated as of February 4, 1997 (as amended, supplemented or otherwise modified prior to the date hereof (the "Security Agreement"), made by AETG, the Company and the Restricted Subsidiaries (each as defined therein), in favor of The Bank of New York (the "Secured Party") pursuant to the Indenture, dated as of February 4, 1997 among the Company, the Restricted Subsidiaries and the Secured Party (the "Indenture"), and

            (ii) effective on the date hereof becomes a party to the Security Agreement, as a Restricted Subsidiary, with the same effect as if the undersigned were an original signatory to the Security Agreement (with the representations and warranties contained therein) being deemed to be made by the undersigned Restricted Subsidiary as of the date hereof.

Terms defined in the Security Agreement and the Indenture shall have such defined meanings when used herein.

            By its acceptance hereof, each undersigned Restricted Subsidiary hereby ratifies and confirms its respective obligations under the Guaranty, as supplemented hereby.

                  [NAME OF NEW SUBSIDIARY]

                  By:___________________________________
                  Name:_________________________________
                  Title:________________________________

Date: __________, 199__

                                  SCHEDULE I

    Pledged Securities Owned By Atlantic Express Transportation Group Inc.

                                                                                Percentage
                                        Stock                    Number             of
       Stock           Class of      Certificate       Par         of          Outstanding
      Issuer            Stock           Number        Value      Shares          Shares*
-----------------    ----------    --------------    -------   ---------    -----------------
Atlantic Express       common            1            None        100             100%
Transportation Corp.

        Pledged Securities Owned By Atlantic Express Transportation Corp.

                                                                        Percentage
                                      Stock                 Number          of
       Stock          Class of     Certificate      Par       of        Outstanding
      Issuer           Stock          Number       Value    Shares        Shares
------------------  ------------ ---------------  -------- --------- -----------------
Raybern Capital        common           4           None      10            100%
 Corp.
Raybern Bus            common           2           None      10            100%
   Service, Inc
Atlantic-Hudson,       common           4           None      100           100%
   Inc.
Atlantic Express of    common           4           None      100           100%
   Pennsylvania, Inc.
Raybern Equity         common           6           None      20            100%
 Corp.
K. Corr, Inc.          common           3           None      10            100%
Courtesy Bus Co.,      common           10          None      100           100%
   Inc.

                                                                        Percentage
                                      Stock                 Number          of
       Stock          Class of     Certificate      Par       of        Outstanding
      Issuer           Stock          Number       Value    Shares        Shares
------------------  ------------ ---------------  -------- --------- -----------------
Staten Island Bus,     common           29          None      247           100%
   Inc.
Merit Transporta-      common           3           None      100           100%
   tion Corp.
Metropolitan Escort    common           10          None      100           100%
   Service, Inc.
Metro Affiliates, Inc. common           10          None     100.1          100%
Brookfield Transit     common           3           None      100           100%
   Inc.
Atlantic Express       common           5           None      100           100%
   Coachways, Inc.
Temporary Transit      common           9           None     99.9           100%
   Service, Inc.
Amboy Bus Co.,         common          14A          None      600           100%
   Inc.
Atlantic-Conn.         common           5           None      100           100%
   Transit, Inc.
G.V.D. Leasing         common           12          None      200           100%
   Co., Inc.
Block 7932, Inc.       common           2           None      10            100%
180 Jamaica Corp.      common           2           None      10            100%
Atlantic North         common           2           None      10            100%
   Casualty Company
Atlantic Paratrans     common           2           None      10            100%
   of Kentucky Inc.
Atlantic Express of    common           2           None      10            100%
   Missouri Inc.
Atlantic Paratrans,    common           9           None      100           100%
   Inc.
Midway Leasing         common           9           None     99.9           100%
 Inc.

                                   Schedule II


                                 Filing Offices

                                  Schedule III


                             Location of Collateral

Atlantic Express Coachways, Inc.          Amboy Bus Co., Inc.
7 North Street                            Gnarled Hollow Road
Staten Island, New York                   Setauket

Staten Island Bus, Inc.                   Amboy Bus Co., Inc.
52 Bayview Avenue                         1575 Route 112
Staten Island, New York                   Port Jefferson Station, New York

Atlantic Express Coachways, Inc.          Courtesy Bus Co., Inc.
1401 East Service Road                    Lawson Blvd.
West Shore Expressway                     Oceanside, New York
Staten Island, New York

Amboy Bus Co., Inc.                       K. Corr, Inc.
Atlantic Paratrans, Inc.                  1620 New Highway
Merit Transportation Corp.                Farmingdale, New York
46081 Metropolitan Avenue
Ridgewood, New York

Amboy Bus Co., Inc.                       Raybern Bus Service, Inc.
107-10 180th Street                       91 Baiting Place Road
Jamaica, New York                         Farmingdale, New York

Amboy Bus Co., Inc.                       Atlantic Paratrans, Inc.
1752 Shore Parkway                        2628 Fire Road
Brooklyn                                  Egg Harbor Township, New Jersey

Amboy Bus Co., Inc.                       Atlantic Express of Pennsylvania, Inc.
1380-86 Ralph Avenue                      3740 Thompson Street
Brooklyn, New York                        Philadelphia, Pennsylvania

Amboy Bus Co., Inc.                       Atlantic Express of Pennsylvania, Inc.
Atlantic-Hudson, Inc.                     6940 Norwitch Drive
Exterior Street                           Philadelphia, Pennsylvania
Bronx, New York

Amboy Bus Co., Inc.                       Atlantic Express of Pennsylvania, Inc.
c/o Somers Jr. High School                6971 Norwitch Drive
Route 202 Somers, New York                Philadelphia, Pennsylvania

Atlantic Paratrans Inc.                   Atlantic-Conn Transit, Inc.
870 Nepperhan Ave.                        57 South St.
Yonkers, New York                         Ridgefield, Connecticut


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

Atlantic Paratrans of Kentucky Inc.
925 West Broadway
Louisville, Kentucky

Atlantic Express of Missouri Inc.
200 Sidney St.
St. Louis, Missouri

Atlantic Express of Missouri Inc.
5411 Brown Avenue
St. Louis, Missouri

Atlantic Express of Missouri Inc.
1808 So. 3rd St.
St. Louis, Missouri

Atlantic Express of Missouri Inc.
6810 Prescott St.
St. Louis, Missouri


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

                                   Schedule IV

1. Tradenames

ATLANTIC EXPRESS


2. Registered Trademarks and Servicemarks and Application

AE ATLANTIC EXPRESS                      U.S. Ser. No.       Filed
TRANSPORTATION GROUP and DESIGN          ------------      ----------
                                          75-121,810        6/18/96

ATLANTIC EXPRESS                         U.S. Reg. No.     Registered
                                         ------------      ----------
                                           1,964,915         4/2/96

AE (Stylized Letters)                    U.S. Reg. No.     Registered
                                         ------------      ----------
                                          1,667,874         12/10/91

3. Patents and Patent Applications

   None

4. Copyright Registrations and Applications

   None

5. Material Licenses

   None


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

                                  Schedule 3.9

Raybern Equity Corp.
Metropolitan Escort Service, Inc.
Midway Leasing Inc.
Atlantic-Huson, Inc.
G.V.D. Leasing Co., Inc.


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